                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              THE CATO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[CATO Logo]

THE CATO CORPORATION




Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Home Office of the Company, 8100 Denmark Road, Charlotte, NC 28273 on Thursday, May 20, 1999 at 11:00 A.M., Eastern Time.

         The Notice of the Annual Meeting of Stockholders and Proxy Statement are attached. The matters to be acted upon by our stockholders are set forth in the Notice of Annual Meeting of Stockholders and discussed in the Proxy Statement.

         We would appreciate your signing, dating and returning to the Company the enclosed proxy card in the envelope provided at your earliest convenience.

         We look forward to seeing you at our Annual Meeting.

                                Sincerely yours,



                                WAYLAND H. CATO, JR.
                                Chairman of the Board
                                Chief Executive Officer





8100 DENMARK ROAD
P. O. BOX 34216
CHARLOTTE, NC 28234
(704) 554-8510

                              THE CATO CORPORATION

               --------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1999

               --------------------------------------------------



TO THE STOCKHOLDERS OF
THE CATO CORPORATION


         Notice is hereby given that the annual meeting of stockholders of The Cato Corporation (the "Company") will be held on Thursday, May 20, 1999 at 11:00 A.M., Eastern Time, at the Home Office of the Company, 8100 Denmark Road, Charlotte, NC 28273, for the following purposes:


         1. To elect five Directors to serve until their successors are elected and qualified;

         2. To consider and vote upon a proposal to ratify the action of the Board of Directors in selecting Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended January 29, 2000, and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.


         The Board of Directors has fixed the close of business on March 26, 1999 as the record date for determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof.


                                           By Order of the Board of Directors



                                           MICHAEL O. MOORE
Dated:  April 22, 1999                     Secretary




--------------------------------------------------------------------------------
STOCKHOLDERS ARE URGED TO SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

                              THE CATO CORPORATION
                               8100 Denmark Road
                      Charlotte, North Carolina 28273-5975

                              --------------------

                                PROXY STATEMENT

                              --------------------

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Cato Corporation (the "Company") for use at the annual meeting of stockholders of the Company to be held on May 20, 1999, and at any adjournment or adjournments thereof. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about April 22, 1999.

         Only stockholders of record at the close of business on March 26, 1999 are entitled to notice of and to vote at the meeting. As of March 26, 1999, the Company had outstanding and entitled to vote 21,198,119 shares of Class A Common Stock ("Class A Stock") held by approximately 1,030 holders of record and 5,264,317 shares of Class B Common Stock ("Class B Stock") held by 12 holders of record. The Transfer Agent estimates that there are approximately 3,626 shareholders in total. Holders of Class A Stock are entitled to one vote per share and holders of Class B Stock are entitled to ten votes per share. Holders of Class A Stock vote with holders of Class B Stock as a single class.

         All proxies which are properly executed and received prior to the meeting will be voted at the meeting. If a stockholder specifies how the proxy is to be voted on any of the business to come before the meeting, the proxy will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the election of Directors and FOR the ratification of the selection of auditors. A proxy may be revoked, to the extent it has not been exercised, at any time prior to its exercise by written notice to the Secretary of the Company, by executing and delivering a proxy with a later date or by voting in person at the meeting.

         If you plan to attend and vote at the meeting and your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee to confirm your ownership of shares.

         In accordance with applicable Delaware law and the Company's Bylaws, the holders of a majority of the combined voting power of Class A Stock and Class B Stock present in person or represented by proxy at the meeting will constitute a quorum. Abstentions are counted for purposes of determining the presence or absence of a quorum. With regard to the election of directors, votes may either be cast in favor of or withheld, and (assuming the presence of a quorum) directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election. Approval of the ratification of the selection of independent auditors requires the affirmative vote of a majority of the combined voting power of the Class A Stock and Class B Stock present in person or represented at the meeting and entitled to vote. On any proposal other than the election of directors, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters which the brokers withhold authority, a broker non-vote will have no effect on the vote on any such proposal.

         The Company will bear the expense of preparing, printing and mailing the proxy statement to stockholders. The Company will reimburse brokers, dealers, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of the Company's Class A Stock and Class B Stock and securing their voting instructions. Corporate Investor Communications, Inc. has assisted the Company in conducting the search for beneficial owners at a cost of approximately $800.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         The following table sets forth, as of March 26, 1999, certain information regarding the ownership of the outstanding shares of Class A Stock and Class B Stock by (i) each director and nominee, (ii) each person who is known by the Company to own more than 5% of such stock, (iii) executive officers listed in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes below, each stockholder named has sole voting and investment power with respect to such stockholder's shares.

                                           SHARES BENEFICIALLY OWEND (1)(2)
                                     -----------------------------------------------     PERCENT
                                         CLASS A STOCK              CLASS B STOCK        OF TOTAL
                                         -------------              -------------         VOTING
                                       NUMBER      PERCENT        NUMBER     PERCENT       POWER
                                     ---------     -------      ---------    -------     --------
Wayland H. Cato, Jr. (3)(4)          3,371,823      15.7%       2,927,003     55.6%       44.1%
Edgar T. Cato (5)                    1,719,965       8.1%       1,702,200     32.3%       25.3%
John P. Derham Cato (6)                299,608       1.4%         242,750      4.5%        3.6%
Clarice Cato Goodyear (7)              299,379       1.4%         190,515      3.6%        3.0%
Thomas E. Cato (8)                     163,947        *            98,925      1.9%        1.6%
Howard A. Severson(9)                   47,399        *              -          -           *
George S. Currin                        11,287        *              -          -           *
James H. Shaw                           10,500        *              -          -           *
Robert W. Bradshaw, Jr.                    500        *              -          -           *
Grant L. Hamrick                         3,000        *              -          -           *
Paul Fulton                              7,000        *              -          -           *
A. F. (Pete) Sloan                       3,200        *              -          -           *
All directors and executive officers
as a group (17 persons) (10)         6,034,704      27.4%       5,161,393     96.2%       76.2%

The Crabbe Huson Group, Inc.(11)     1,704,036       8.0%            -          -          2.3%

-----------------
* Less than 1%

(1) Includes the vested interest of executive officers in the Company's Employee Stock Ownership Plan. The aggregate vested amount credited to their accounts as of March 26, 1999 was 51,685 shares of Class A Stock.

(2) Share amounts shown as subject to stock options in the footnotes below cover shares under options that are presently exercisable or will become exercisable within 60 days after March 26, 1999.

(3) The business address of this stockholder is 8100 Denmark Road, Charlotte, North Carolina 28273-5975.

(4) The amounts shown for Class A Stock include 2,997,516 shares held in a limited partnership, 135,000 shares held by a private foundation, 20,600 shares held by a limited liability company, 2,000 shares of Class A Stock owned by Mr. Cato's wife and 216,666 shares subject to stock options. In the limited partnership are various trusts, revocable and irrevocable. The trustee of each trust has sole voting and investment responsibility with respect to these trusts. Mr. Cato is a general partner in the limited partnership, a member of the board of directors governing the private foundation and a member of the limited liability company. The amount shown for Class B Stock is held in the same limited partnership of which Mr. Cato is a partner.

(5) The amount shown for Class A Stock includes 1,567,342 shares held in a limited partnership in which Mr. Cato is a partner 10,926 shares held by a private foundation and 141,666 shares subject to stock options. The amount shown for Class B Stock is held in the same limited partnership of which Mr. Cato is a partner. The address of this stockholder is 3985 Douglas Road, Coconut Grove, Florida 33133.

(6) The amount shown for Class A Stock includes 3,000 shares held by Mr. John Cato's wife and 9,900 shares subject to stock options held by Mr. John Cato's wife. Mr. John Cato disclaims beneficial ownership of shares held directly or indirectly by his wife. The amount shown for Class A Stock includes 135,500 shares subject to stock options. The amounts for Class B Stock include 100,000 shares subject to stock options by Mr. John Cato and 400 shares subject to stock options by Mr. Cato's wife.

(7) The amounts shown for Class A Stock and Class B Stock include 32,520 shares of Class A Stock and 22,500 shares of Class B Stock held by Ms. Goodyear's husband. Ms. Goodyear disclaims beneficial ownership of these shares. The amount shown for Class A Stock includes 97,500 shares subject to stock options.

(8) The amount shown for Class A Stock includes 4,200 shares of stock held by Mr. Thomas Cato's children for which he acts as custodian or trustee, and 570 shares of stock held by Mr. Thomas Cato's wife and 2,000 shares held in irrevocable trust. Mr. Cato disclaims beneficial ownership of these shares. The amounts shown for Class A Stock include 72,000 shares subject to stock options. The amounts shown for Class B Stock include 3,000 shares subject to stock options.

(9)      Includes 44,750 shares of Class A Stock subject to stock options.

(10) The amounts shown for Class A Stock include 803,482 subject to stock options.

(11) Based on Schedule 13G received by the Company from this stockholder on or about February 12, 1999. The address of this stockholder is The Crabbe Huson Group, Inc., 121 S. W. Morrison, Suite 1400, Portland Oregon 97204. The amount shown represents shared investment power.


                             ELECTION OF DIRECTORS

         The Board of Directors, consisting of 12 members, is divided into three classes with terms expiring alternately over a three year period. As a result of the expiration of the terms of five incumbent directors, a total of five nominees are standing for election at the annual meeting. The five directors whose terms expire at this year's annual meeting, Messrs. Wayland H. Cato, Jr., Edgar T. Cato, Howard A. Severson, Robert W. Bradshaw, Jr. and Grant
L. Hamrick, have been nominated by the Board of Directors to succeed themselves and to serve until the 2002 annual meeting and until their successors are elected and qualified.

         It is the intention of the persons named in the proxy to vote for such persons for election to the Board of Directors for the ensuing periods as described except to the extent authority to so vote is withheld with respect to one or more nominees. Should any nominee be unable to serve

(which is not anticipated), the proxy will be voted for the election of a substitute nominee selected by the Board of Directors. The five nominees shall be elected by a plurality of the votes of Class A Stock and Class B Stock voting as a single class. The other seven members of the Board of Directors will continue to serve in such capacity until their terms expire and their successors are elected and qualified.

NOMINEES

         Information with respect to each nominee, including biographical data for the last five years, is set forth below.

         Wayland H. Cato, Jr., 76, is Chairman of the Board and has been a director of the Company since 1946. Since 1960, he has served as the Company's Chief Executive Officer.

         Edgar T. Cato, 74, is the Former Vice Chairman of the Board and Co-Founder of the Company and has been a director of the Company since 1946. Mr. Edgar T. Cato is the brother of Mr. Wayland H. Cato, Jr.

         Howard A. Severson, 51, has been employed by the Company since 1985 and has served as a director of the Company since 1995. He currently serves as Executive Vice President, Assistant Secretary and Chief Real Estate and Store Development Officer. From August 1989 through January 1993, Mr. Severson served as Senior Vice President - Chief Real Estate Officer.

         Robert W. Bradshaw, Jr., 65, has been a director of the Company since 1994. Since 1961, he has been engaged in the private practice of law with Robinson, Bradshaw & Hinson, P.A. and is a shareholder of the firm.

         Grant L. Hamrick, 60, has been a director of the Company since 1994. Mr. Hamrick was Senior Vice President and Chief Financial Officer for American City Business Journals, Inc. from 1989 until his retirement in 1996. From 1961 to 1985, Mr. Hamrick was employed by the public accounting firm Price Waterhouse and served as Managing Partner of the Charlotte, North Carolina Office.

CONTINUING DIRECTORS

         Information with respect to the seven continuing members of the Board of Directors, including biographical data for the last five years, is set forth below.

         John P. Derham Cato, 48, has been employed as an officer of the Company since 1981 and has been a director of the Company since 1986. He currently serves as Vice Chairman of the Board, President and Chief Operating Officer. Mr. John Cato is a son of Mr. Wayland H. Cato, Jr.

         Thomas E. Cato, 44, has been employed by the Company since 1977, has served as an officer since 1986 and has been a director of the Company since 1993. He currently serves as Vice President, Divisional Merchandise Manager. Mr. Thomas Cato is a son of Mr. Wayland H. Cato, Jr.

         Clarice Cato Goodyear, 52, has been employed by the Company since 1975 and has served as a director and officer of the Company since 1979. She currently serves as Special Assistant to the Chairman and President and as Assistant Secretary. From March 1987 through

July 1993, Ms. Goodyear held senior administrative, operational services and human resources positions in the Company; she served as Executive Vice President, Chief Administrative Officer and Assistant Secretary from May 1992 through July 1993. Ms. Goodyear is a daughter of Mr. Wayland H. Cato, Jr.

         George S. Currin, 62, has been a director of the Company since 1973. He currently serves as Chairman and Managing Director of Fourth Stockton Company and Chairman of Currin-Patterson Properties LLC, both privately held real estate investment companies.

         Paul Fulton, 64, has been a director of the Company since 1994. He currently serves as Chairman and Chief Executive Officer for Bassett Furniture Industries, Inc. From January 1994 until 1997, Mr. Fulton served as Dean of the Kenan-Flagler Business School of the University of North Carolina at Chapel Hill. From July 1988 to December 1993, Mr. Fulton served as President of Sara Lee Corporation. Mr. Fulton is currently a director of Sonoco Products, Bank America Corporation, Lowes Companies, Inc., Bassett Furniture Industries, Inc. and Hudson's Bay Company.

         James H. Shaw, 70, has been a director of the Company since 1989. Mr. Shaw was Chairman of Consolidated Ivey's, a regional department store chain, from 1988 until his retirement in 1989, Chairman and Chief Executive Officer of
J. B. Ivey & Company from 1986 to 1988 and Chairman and Chief Executive Officer of Ivey's Carolinas from 1983 to 1986.

         A. F. (Pete) Sloan, 69, has been a director of the Company since 1994. Mr. Sloan was Chairman of the Board of Lance, Inc. where he was employed from 1955 until his retirement in 1990. Mr. Sloan is currently a director of Bassett Furniture Industries, Inc. and Richfood Holdings, Inc.

         The seven continuing members of the Board of Directors are divided into two classes with current terms expiring in 2000 and 2001, respectively. On the expiration of each director's term, his successor in office will be elected for a three year term. The terms of Ms. Clarice Cato Goodyear and Messrs. John
P. Derham Cato, Paul Fulton and James H. Shaw expire in 2000. The terms of Messrs. Thomas E. Cato, George S. Currin and A. F. (Pete) Sloan expire in 2001.


DIRECTORS' COMPENSATION

         Directors, who are not employees of the Company, receive a fee for their services of $18,000 per year payable at the rate of $1,500 per month and are reimbursed for reasonable expenses incurred in attending director meetings. Non-employee directors also receive $125 per hour or a maximum of $1,000 per day for attending special meetings or for additional services.


                            MEETINGS AND COMMITTEES

         During the fiscal year ended January 30, 1999, the Company's Board of Directors held 4 meetings.

         The Company's Audit Committee reviews the Company's internal controls and confers with the Company's independent auditors concerning the scope and results of their audits and any recommendations they may have and considers such other matters relating to auditing and accounting as the Committee may deem appropriate. During the fiscal year ended January 30, 1999, the Audit Committee held two meetings. Ms. Clarice Cato Goodyear and Messrs. Wayland

H. Cato, Jr., Hamrick, Bradshaw, Currin, Fulton, Shaw and Sloan are members of the Audit Committee.

         The Company's Compensation Committee reviews and approves the compensation of the executive officers of the Company. The Compensation Committee held one meeting during the fiscal year ended January 30, 1999. Ms. Clarice Cato Goodyear and Messrs. Wayland H. Cato, Jr., Bradshaw, Currin, Fulton, Hamrick, Shaw and Sloan are members of the Compensation Committee.

                           SUMMARY COMPENSATION TABLE

         The table below sets forth the compensation for the persons who were at January 30, 1999 the Company's Chief Executive Officer and four other most highly compensated executive officers.

                                                                             LONG TERM
                                          ANNUAL COMPENSATION (1)          COMPENSATION
                                     ----------------------------------       AWARDS
                                                                            SECURITIES         ALL OTHER
                                      FISCAL      SALARY       BONUS        UNDERLYING       COMPENSATION
NAME AND PRINCIPAL POSITION            YEAR       ($)(2)        ($)           OPTIONS             ($)
-----------------------------------  ---------- -----------  ---------- ------------------------------------
Wayland H. Cato, Jr.                   1998     $481,901     $500,000           --           $136,691(3)
Chairman of the Board and              1997      442,977      225,000           --                --
Chief Executive Officer                1996      449,504        --              --                --

John P. Derham Cato                    1998      480,540      500,000       200,000 (4)           --
Vice Chairman of the Board             1997      424,454      212,500       300,000 (4)           --
President and                          1996      304,920       40,000           --                --
Chief Operating Officer

B. Allen Weinstein (5)                 1998      316,456      162,500           --             35,000(6)
Executive Vice President               1997      129,859       37,500        75,000 (7)           --
Chief Merchandising Officer            1996         --          --              --                --
of the Cato Division

David Kempert                          1998      229,653      117,500           --                --
Executive Vice President               1997      219,538       67,500        30,000 (7)           --
Chief Store Operations Officer         1996      207,692       20,000           --                --
of the Cato Division

C. David Birdwell (8)                  1998      215,745      112,500           --                --
Executive Vice President               1997      202,763       60,000        30,000 (7)           --
President and General Manager          1996       49,683       25,000        20,000 (7)           --
of the It's Fashion! Division

--------------

(1) No named executive officer received perquisites or other personal benefits, securities or property which, in the aggregate, exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2)      Does not include amounts deducted pursuant to Internal Revenue Code
         Section 125.

(3) Represents life insurance premiums paid pursuant to a "split dollar" agreement.

(4) Options to purchase Class B Stock were granted to the named executive officers at the fair market value of the Class B Stock on the date of grant. The options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant.

(5)      Mr. Weinstein joined the Company on August 18, 1997.

(6)      Represents amount paid for relocation expenses.

(7) Options to purchase Class A Stock were granted to the named executive officers at the fair market value of the Class A Stock on the date of grant. The options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant.

(8)      Mr. Birdwell joined the Company on September 30, 1996.


SEVERANCE AGREEMENT

         The Company has a severance agreement with Mr. Weinstein which currently provides for the continuation of his salary for 12 months upon the termination of his employment without cause.


       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END OPTION VALUES

         The following table summarizes options exercised by the named executive officers during the fiscal year ended January 30, 1999 and presents the value of unexercised options held by the named executives at the end of the fiscal year.

                                                            NUMBER OF                    VALUE OF
                                                      SECURITIES UNDERLYING             UNEXERCISED
                                                       UNEXERCISED OPTIONS             IN-THE-MONEY
                            SHARES                          AT FISCAL                   OPTIONS AT
                           ACQUIRED                        YEAR-END (#)           FISCAL YEAR-END ($)(1)
                              ON          VALUE      -------------------------   --------------------------
                           EXERCISE      REALIZED        EXERCISABLE (E)/            EXERCISABLE (E)/
NAME                         (#)           ($)          UNEXERCISABLE (U)            UNEXERCISABLE (U)
------------------------ ------------- ------------- -------------------------   --------------------------
Wayland H. Cato, Jr.          --            --             216,666 (E)                   208,812 (E)
                                                                -- (U)                        -- (U)

John P. Derham Cato           --            --             186,000 (E)                   140,348 (E)
                                                           459,000 (U)                    99,672 (U)

B. Allen Weinstein            --            --              15,000 (E)                     5,156 (E)
                                                            60,000 (U)                    20,625 (U)

David Kempert                12,000        117,720          42,000 (E)                    35,948 (E)
                                                            41,000 (U)                    23,614 (U)

C. David Birdwell             --            --              14,000 (E)                    31,293 (E)
                                                            36,000 (U)                    52,095 (U)

----------

(1) Value is based on difference between exercise price and market price of the underlying securities as of January 29, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning certain options granted by the Company to the named executive officers during the fiscal year ended January 30, 1999:

                                    INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE VALUE
                                 NUMBER OF                                                   AT ASSUMED ANNUAL RATES OF
                                 SECURITIES      % OF TOTAL       EXERCISE                   OF STOCK PRICE APPRECIATION
                                 UNDERLYING    OPTIONS GRANTED     OF BASE                         FOR OPTION TERM
                                  OPTIONS       TO EMPLOYEES        PRICE     EXPIRATION    ------------------------------
NAME                             GRANTED(#)    IN FISCAL YEAR      ($/SH)        DATE         5%($)            10%($)
--------------------------      ------------- ------------------ -------------------------- -----------    ---------------

Wayland H. Cato, Jr.                 --              --              --           --            --               --

John P. Derham Cato (1)           200,000           66.2%           13.06       2/26/08     1,642,661        4,162,849

B. Allen Weinstein                   --              --              --           --            --               --

David Kempert                        --              --              --           --            --               --

C. David Birdwell                    --              --              --           --            --               --

------------

(1) Options granted under the Company's Non-Qualified Stock Option Plan to purchase Class B Stock at the fair market value of the Class B Stock on the date of grant. The options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant.


               COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         The following report submitted by the Compensation Committee and Stock Option Committee of the Board of Directors addresses the Company's executive compensation policies for fiscal 1998.

         The Compensation Committee is composed of eight members--six outside directors, the Chief Executive Officer and the Special Assistant to the Chairman and President and Assistant Secretary. The Compensation Committee provides guidance for the Company's executive compensation programs to insure a direct relationship between executive compensation and corporate performance.

         The Stock Option Committee is composed of the six outside members of the Board of Directors. The Stock Option Committee makes final decisions regarding stock option awards made under the Company's plans.

         The Company's executive compensation program has been designed (i) to provide compensation equivalent to compensation offered by peer group companies thereby allowing the Company to attract and retain the most qualified executives, (ii) to motivate executive officers by rewarding them for attaining pre-established Company financial goals and individual performance goals and
(iii) to align the interest of executive officers with the long-term interest of stockholders.

         In designing the compensation packages for executive officers, the Compensation Committee and Stock Option Committee compare the Company's executive officer compensation packages with peer group executive officer compensation packages, some of which are included in the Dow Jones Specialty Apparel Market Index plotted in the performance graph. Peer group companies which are similar in size and operate in the specialty apparel retail market are given particular consideration. The Compensation Committee and Stock Option Committee also consider the views of the Company's outside retail consultants as well as industry benchmark compensation surveys by William M. Mercer, Inc. and the National Retail Federation concerning appropriate compensation levels for executive officers.

         The executive compensation program is focused on attainment of profitability and enhancement of stockholder equity. Currently, the Company's executive compensation program consists of three principal types of compensation: annual base salary, incentive bonuses and long-term stock option awards. Executive officers are rewarded when the Company achieves financial goals related to total revenues, net income, return on equity and expense management and when the executive officer achieves individual performance goals related to the executive officer's specific area of responsibility.

         Annual Base Salary - The annual base salary of each executive officer is based on the scope of his or her responsibility and accountability. Each year the Compensation Committee determines the base salary for each executive officer taking into consideration whether the executive officer achieved his or her individual performance goals established for the prior fiscal year.

         Incentive Bonus - A significant component of an executive officer's total cash compensation consists of an incentive bonus based largely on the Company's achievement of its planned net income goal and the achievement by each executive officer of certain objective performance goals. The performance criteria used in establishing the incentive bonus of an executive officer vary depending on specific areas of responsibility but are closely tied to the financial goals of the Company. A bonus accrual is made based on the achievement of corporate financial goals. If corporate financial goals are not achieved, the accrual may be reduced or eliminated.

         No weighting is applied to the criteria established for each executive officer. If an executive officer achieves all of his or her performance goals and if the Company's profit plan is achieved, the executive officer is eligible to receive an incentive bonus. In the event an executive office achieves some, but not all, of the performance goals, he or she is eligible to receive a bonus of a portion of the executive officer's potential maximum bonus.

         An individual executive officer's bonus for a fiscal year is based primarily on the Chief Executive Officer's evaluation and the Chief Operating Officer's evaluation of that executive officer's performance in relation to the applicable goals established for that executive officer and corporate profitability.

         Long-Term Stock Option Awards - Stock options are awarded by the Stock Option Committee under the Company's Incentive Stock Option Plan and Non-Qualified Stock Option Plan to executive officers to provide incentive for the executive officer to focus on the Company's future financial performance and as a means to encourage an executive officer to remain with the Company. The stock option exercise price is 100% of the fair market value of the shares on the date of grant and the stock options vest in 20% increments over five years. Stock option grants are made when executive officers join the Company and thereafter at the discretion of the Stock Option Committee.

         The Compensation Committee and Stock Option Committee recognize that, to varying degrees, the determination of an executive officer's compensation package involves subjective considerations.

CHIEF EXECUTIVE OFFICER

         The Compensation Committee, without the presence of Mr. Wayland H. Cato, Jr., and the Stock Option Committee discuss and determine the compensation package for the Chief Executive Officer by comparing his compensation package to the Chief Executive Officer compensation packages of the peer group while considering the views of the Company's outside retail consultants as well as the previously mentioned industry benchmark surveys. The Compensation Committee and Stock Option Committee also take into consideration years of service, specialty retail apparel experience, leadership, dedication and vision.

This report has been provided by the Compensation Committee and Stock Option
Committee:

         Wayland H. Cato, Jr.*
         Clarice Cato Goodyear*
         Robert W. Bradshaw, Jr.
         George S. Currin
         Paul Fulton
         Grant L. Hamrick
         James H. Shaw
         A. F. (Pete) Sloan

         * Compensation Committee only

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Ms. Goodyear and Messrs. Wayland H. Cato, Jr., Currin, Fulton, Shaw, Bradshaw, Hamrick and Sloan served as members of the Compensation Committee during fiscal 1998. Mr. Cato served as Chief Executive Officer and Chairman of the Company during fiscal 1998. Ms. Goodyear served as Special Assistant to the Chairman and President and as Assistant Secretary of the Company during fiscal 1998. Ms. Goodyear and Mr. Wayland H. Cato, Jr. are the only officers of the Company who serve on the Compensation Committee.

         The Company has ten lease agreements with entities in which Mr. Currin has an interest. Four lease agreements were signed in 1995, four were signed in 1994 and two were signed in 1998. The lease term of each agreement is for approximately 10 years with renewal terms at the option of the Company. The Company believes that the terms and conditions of the Lease Agreements are comparable to those which could have been obtained from unaffiliated leasing companies.

         During 1998, the Company paid to the entities in which Mr. Currin has an interest, the amount of $552,098 for rent and related charges.

         The firm of Robinson, Bradshaw & Hinson, P.A., of which Robert W. Bradshaw, Jr., a director of the Company is a shareholder, was retained to perform legal services for the Company during the last fiscal year. It is anticipated that the firm will continue to provide legal services to the Company during the current fiscal year.

STOCK PERFORMANCE GRAPH

         The following graph compares the yearly change in the Company's cumulative total shareholder return on the Company's Common Stock (which includes Class A Stock and Class B Stock) for each of the Company's last five fiscal years with (i) the Dow Jones Equity Market Index, (ii) the Dow Jones Specialty Apparel Market Index and (iii) an index of seven (7) peer companies. The peer group includes Braun's Fashions, Catherines Stores Corporation, Charming Shoppes, Inc., Deb Shops, Inc., The Dress Barn, Inc., Paul Harris Stores, Inc., and United Retail Group, Inc. The Company has chosen to use this peer group index in its performance graph because management believes the peer group index is a better reflection of the Company's competitors in the market place.

                           [STOCK PERFORMANCE GRAPH]

THE CATO CORPORATION
STOCK PERFORMANCE TABLE
(BASE 100-IN DOLLARS)

 LAST TRADING DAY        THE CATO        D. J. EQTY        D.J. SPC        PEER
OF THE FISCAL YEAR     CORPORATION       MKT INDEX         APPL MKT       GROUP
------------------     -----------       ---------         --------       ------
     1/28/94              100.00           100.00           100.00       100.00
     1/27/95               48.86           100.60            90.36        63.876
      2/2/96               44.74           139.53           105.26        43.858
     1/31/97               24.43           176.50           123.62        88.444
     1/30/98               69.47           224.44           202.41        96.633
     1/29/99               52.48           298.00           375.31        93.813

         The graph assumes an initial investment of $100 on January 28, 1994, the last trading day prior to the commencement of the Company's 1994 fiscal year and reinvestment of all dividends.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Deloitte & Touche LLP as independent auditors to examine the Company's financial statements for the fiscal year ended January 29, 2000. This selection is being presented to the stockholders for their ratification at the annual meeting. Deloitte & Touche LLP examined the Company's financial statements for the fiscal years ended January 30, 1999 and January 31, 1998. A representative of Deloitte & Touche LLP is expected to attend the meeting, respond to appropriate questions from stockholders present at the meeting and, if such representative desires, to make a statement. The affirmative vote of a majority of the votes present or represented at the annual meeting and entitled to vote by the holders of Class A Stock and Class B Stock, voting as a single class, is required to approve the proposal. The directors recommend that stockholders vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors.

                             STOCKHOLDER PROPOSALS

         Shareholders who intend to present proposals for consideration at next year's annual meeting are advised that, pursuant to rules of the Securities and Exchange Commission, any such proposal must be received by the Secretary of the Company at the Company's principal executive offices, 8100 Denmark Road, Charlotte, North Carolina 28273-5975 no later than the close of business on December 27, 1999 if such proposal is to be considered for inclusion in the proxy statement and proxy appointment form relating to that meeting. Only persons who have held beneficially or of record at least $2,000 in market value, or 1% of the combined class of Class A and Class B Common Stock, for at least one year on the date the proposal is submitted and who continue in such capacity through the meeting date are eligible to submit proposals to be considered for inclusion in the Company's proxy statement. In addition, pursuant to rules of the Securities and Exchange Commission, the Company may direct the persons named in the Company's proxy with respect to next year's annual meeting to exercise discretionary voting authority to vote against any matter, without any disclosure of such matter in the Company's proxy statement, if notice of such matter is received by the Secretary of the Company later than the close of business on March 9, 2000.

                                 OTHER MATTERS

         The Board of Directors of the Company knows of no matters which will be presented for consideration at the meeting other than those set forth in this proxy statement. However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy to vote on them in accordance with their best judgment.


                                               For the Board of Directors

                                               THE CATO CORPORATION



                                               MICHAEL O. MOORE
April 22, 1999                                 Secretary

                            * FOLD AND DETACH HERE *
================================================================================

Class A Common Stock

         This Proxy is Solicited on Behalf of the Board of Directors

PROXY
                              THE CATO CORPORATION

The undersigned hereby appoints Wayland H. Cato, Jr., Michael O. Moore and Clarice Cato Goodyear, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated below, all of the shares of Class A Common Stock of The Cato Corporation that the undersigned would be entitled to vote at the annual meeting of stockholders of The Cato Corporation to be held on May 20, 1999, and at any and all adjournments thereof. The Board of Directors recommends a vote FOR the following items:

1. ELECTION OF DIRECTORS

   [ ] FOR all nominees                      [ ] WITHHOLD AUTHORITY
       except as indicated to the contrary       to vote for all nominees

Nominees: Messrs. Wayland H. Cato, Jr., Edgar T. Cato, Howard A. Severson,
          Robert W. Bradshaw, Grant L. Hamrick

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through that nominee's name in the list provided above.)

2. RATIFICATION OF THE ACTION OF THE BOARD OF DIRECTORS IN SELECTING DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 29, 2000; AND

                  [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                            * FOLD AND DETACH HERE *
================================================================================


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.


                                      DATED:____________________________________

                                      __________________________________________

                                      __________________________________________
                                                        Signature

                                      Please sign exactly as your name appears hereon. If the holder named hereon is a corporation, partnership or other association, please sign its name and add your own name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If shares are held jointly, EACH holder should sign.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY SO AS TO INSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

                            * FOLD AND DETACH HERE *
================================================================================

Class B Common Stock

         This Proxy is Solicited on Behalf of the Board of Directors

PROXY
                              THE CATO CORPORATION

The undersigned hereby appoints Wayland H. Cato, Jr., Michael O. Moore and Clarice Cato Goodyear, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated below, all of the shares of Class B Common Stock of The Cato Corporation that the undersigned would be entitled to vote at the annual meeting of stockholders of The Cato Corporation to be held on May 20, 1999, and at any and all adjournments thereof. The Board of Directors recommends a vote FOR the following items:

1. ELECTION OF DIRECTORS

   [ ] FOR all nominees                      [ ] WITHHOLD AUTHORITY
       except as indicated to the contrary       to vote for all nominees

Nominees: Messrs. Wayland H. Cato, Jr., Edgar T. Cato, Howard A. Severson,
          Robert W. Bradshaw, Grant L. Hamrick

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through that nominee's name in the list provided above.)

2. RATIFICATION OF THE ACTION OF THE BOARD OF DIRECTORS IN SELECTING DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 29, 2000; AND

                  [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                            * FOLD AND DETACH HERE *
================================================================================


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.


                                      DATED:____________________________________

                                      __________________________________________

                                      __________________________________________
                                                        Signature

                                      Please sign exactly as your name appears hereon. If the holder named hereon is a corporation, partnership or other association, please sign its name and add your own name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If shares are held jointly, EACH holder should sign.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY SO AS TO INSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.